EXHIBIT 16

September 29, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We have read Item 4 of Bruno's, Inc.'s Form 8-K dated September 29, 1995 and are in agreement with the statements contained in the first two paragraphs of Item 4.


Yours very truly,

/s/ Arthur Andersen LLP